Exhibit 1.1

Mercedes-Benz Auto Receivables Trust 2009-1

$1,081,570,000

Asset Backed Notes

Daimler Retail Receivables LLC

(Depositor)

Underwriting Agreement

September 30, 2009

J.P. Morgan Securities Inc.

Barclays Capital Inc.,

as Representatives of the several Underwriters

named in Schedule I hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

1. Introductory. Daimler Retail Receivables LLC, a Delaware limited liability company (the “Depositor”), proposes to cause Mercedes-Benz Auto Receivables Trust 2009-1 (the “Issuing Entity”) to issue $312,000,000 principal amount of Class A-1 0.26670% Asset Backed Notes (the “Class A-1 Notes”), $279,000,000 principal amount of Class A-2 0.83% Asset Backed Notes (the “Class A-2 Notes”), $445,000,000 principal amount of Class A-3 1.67% Asset Backed Notes (the “Class A-3 Notes”) and $45,570,000 principal amount of Class A-4 2.43% Asset Backed Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”) and to sell the Notes to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”). The assets of the Issuing Entity will include, among other things, a pool of fixed-rate motor vehicle retail installment sale contracts and installment loans (the “Receivables”) secured by new and used Mercedes-Benz automobiles, Mercedes-Benz sport utility vehicles or smart fortwo minicars, including, without limitation, rights to receive certain payments with respect to such Receivables received after the close of business on August 31, 2009, and security interests in the vehicles financed by the Receivables (the “Financed Vehicles”), and any proceeds from claims on certain related insurance policies thereof. The Receivables will be transferred to the Issuing Entity by the Depositor. The Receivables will be serviced for the Issuing Entity by DCFS USA LLC, a Delaware limited liability company (the “Servicer” or “DCFS”). The Notes will be issued pursuant to the Indenture to be dated as of October 1, 2009 (as amended and supplemented from time to time, the “Indenture”), between the Issuing Entity and U.S. Bank National Association, a national banking association (the “Indenture Trustee”).

Simultaneously with the issuance and sale of the Notes as contemplated herein, the Issuing Entity will issue Asset Backed Certificates (the “Certificates”), each such Certificate representing a fractional undivided interest in the Issuing Entity, to the Depositor.

Each of the Underwriters is a financial institution appearing on the Federal Reserve Bank of New York’s list of TALF Agents in the TALF Standing Loan Facility Procedures (each in such capacity, a “TALF Agent”), and may be a party to that certain Master Loan and Security Agreement among the Federal Reserve Bank of New York (the “FRBNY”), as Lender, various TALF Agents party thereto, The Bank of New York Mellon, as Administrator, and The Bank of New York Mellon, as Custodian, in the form most recently posted by the FRBNY at http://www.newyorkfed.org/markets/talf_docs.html (the “MLSA”), in connection with the Term Asset-Backed Securities Loan Facility (“TALF”). References to the TALF in this Agreement include all terms and conditions and frequently asked questions and documents posted by the FRBNY at http://www.newyorkfed.org/markets/talf.html. The rights, benefits and remedies of the Underwriters under this Agreement will be for the benefit of, and will be enforceable by, each Underwriter not only in such capacity but also in its capacity as a TALF Agent and as a signatory to a letter agreement making such TALF Agent a party to the MLSA.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Sale and Servicing Agreement to be dated as of October 1, 2009 (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), among the Issuing Entity, the Depositor and the Servicer or, if not defined therein, in the Indenture or the Trust Agreement to be dated as of October 1, 2009 (as amended and supplemented from time to time, the “Trust Agreement”), between the Depositor and Wilmington Trust Company, a Delaware banking corporation, as owner trustee under the Trust Agreement (the “Owner Trustee”).

2. Representations and Warranties of the Depositor and DCFS. Each of the Depositor and DCFS, with respect to itself only (except that any representation or warranty relating to the Issuing Entity is made by the Depositor on its behalf), and not with respect to the other, represents and warrants to and agrees with each Underwriter, on and as of the date hereof and the Closing Date that:

(a) The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. 333-159281) on Form S-3 under the Securities Act of 1933, as amended (the “Act”), including a prospectus and a form of prospectus supplement, for registration under the Act of the offering and sale of the Notes. Such registration statement has been declared effective by the Commission and no stop order suspending the effectiveness of the registration statement or any post-effective amendment thereto, if any, has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission. Such registration statement, as amended as of the time it became effective (including without limitation each deemed effective date and time in accordance with Rule 430B(f) under the Act (the “Effective Time”)), including all material incorporated by reference therein and all information deemed to be part thereof pursuant to Rule 430B under the Act is hereinafter referred to as the “Registration

Statement.” The conditions to the use of a registration statement on Form S-3 under the Act have been satisfied. The Depositor has filed with the Commission pursuant Rule 424(b) under the Act a preliminary prospectus supplement dated September 23, 2009 relating to the sale of the Notes (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of the prospectus under Item 1105(d) of Regulation AB under the Act, the “Preliminary Prospectus Supplement”) accompanied by the base prospectus dated September 23, 2009 (the “Basic Prospectus”; together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”). The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement relating to the sale of the Notes (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of the prospectus under Item 1105(d) of Regulation AB under the Act, the “Prospectus Supplement”) to the Basic Prospectus (together with the Prospectus Supplement, the “Prospectus”).

For purposes of this Agreement, “Effective Date” means the date of the Effective Time. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The term “Contract of Sale” shall have the meaning given such term in Rule 159 of the Act and all Commission guidance relating to Rule 159 of the Act. “Rule 424” refers to such rule under the Act. Any reference herein to the Registration Statement, the Prospectus, the Preliminary Prospectus or any Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, the Preliminary Prospectus or any Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, the Preliminary Prospectus or any Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus, the Preliminary Prospectus Supplement or any Prospectus Supplement, as the case may be, and on or prior to the Closing Date (as defined below) deemed to be incorporated therein by reference.

(b) The Registration Statement, at the Effective Time, complied in all material respects with the applicable requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Prospectus when first filed with the Commission will comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the Rules and Regulations. The Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Preliminary Prospectus, as of its date, and the Preliminary Prospectus together with the “free writing prospectus” in the form attached as Annex A (the “Pricing Free Writing Prospectus” and, together with the Preliminary Prospectus, the “Time of Sale Information”), at 12:32p.m., New York time, on September 30, 2009, which is the time when Contracts of Sale with respect to the Notes were first made (the “Time of Sale”), did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus as of its date, as of the date of any amendment or supplement thereto and as of the Closing Date will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation or warranty as to the information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus in reliance upon and in conformity with information furnished in writing to the Depositor by any Underwriter through the Representatives specifically for use in connection with preparation of the Registration Statement, the Time of Sale Information or the Prospectus (“Underwriter Information”).

(c) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, condition (financial or otherwise), stockholders’ equity, results of operations, regulatory status or business prospects of the Depositor or DCFS; and (ii) neither the Depositor nor DCFS has entered into any transaction or agreement (whether or not in the ordinary course of business) material to it that, in either case, could reasonably be expected to materially adversely affect the interests of the holders of the Notes, other than as set forth or contemplated in the Time of Sale Information and the Prospectus.

(d) The computer tape of the Receivables created as of the close of business on August 31, 2009, and made available to the Representatives by the Servicer, was accurate as of the date thereof and includes all of the Receivables that are described in Schedule A to the Sale and Servicing Agreement.

(e) Each of the Depositor and DCFS is duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization and is qualified to transact business in and is in good standing under the laws of each state in which its activities as described in the Time of Sale Information and the Prospectus require such qualification, and has full power, authority and legal right to own its properties and conduct its business as such properties and such business are described in the Time of Sale Information and the Prospectus and to execute and deliver, and perform its obligations under, this Agreement and the Basic Documents to which it is a party.

(f) This Agreement has been duly authorized, executed and delivered by each of the Depositor and DCFS.

(g) On the date of this Agreement and on the Closing Date, the representations and warranties of DCFS and the Depositor in each of the Basic Documents to which they are a party will be true and correct in all material respects, except for representations and warranties which relate to a specific time, which shall be true and correct in all material respects as of such time.

(h) DCFS’s sale, transfer, assignment, set over and conveyance of the Receivables to the Depositor pursuant to the Receivables Purchase Agreement on the Closing Date will vest in the Depositor all of DCFS’s right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(i) The Depositor’s sale, transfer, assignment, set over and conveyance of the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement on the Closing Date will vest in the Issuing Entity all of the Depositor’s right, title and interest therein or a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(j) The Issuing Entity’s grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(k) The Indenture has been duly qualified under the Trust Indenture Act.

(l) The execution, delivery and performance by each of the Depositor and DCFS of the Basic Documents to which it is a party has been duly authorized and each of such Basic Documents, when duly executed and delivered by the parties thereto, will constitute a legal, valid and binding obligation of the Depositor and DCFS, as applicable, enforceable against the Depositor and DCFS in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(m) When the Notes have been duly executed and delivered by the Owner Trustee on behalf of the Issuing Entity, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued, will constitute legal, valid and binding obligations of the Issuing Entity enforceable against the Issuing Entity in accordance with their terms and will be entitled to the benefits and security afforded by the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(n) The execution, delivery and performance of this Agreement and the Basic Documents and the consummation by each of DCFS and the Depositor of the transactions contemplated hereby and thereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of such party, or any indenture, agreement or other instrument to which such party is a party or by which it is bound, result in the creation of any lien upon any material property of assets of DCFS or the Depositor (other than pursuant to the Basic Documents) or violate any law, order, rule or regulation applicable to such party of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such party or any of its properties; and, except for the registration of the Notes under the Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required to be obtained by such party in connection with its execution, delivery and performance of this Agreement or its consummation of the transactions contemplated hereby.

(o) DCFS possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, foreign, state or local regulatory authorities necessary to conduct its business, and DCFS has not received any notice of proceedings relating to the revocation or modification of any such consent, license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on or constitute a material adverse change in, or constitute a development involving a prospective material adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects or results of operations of DCFS.

(p) The Depositor and the Issuing Entity each possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal or state regulatory authorities necessary for the ownership of its respective property or the conduct of its respective business (including the ownership of the Receivables and the servicing of the Receivables by the Servicer on its behalf), and neither the Depositor nor the Issuing Entity has received any notice of proceedings relating to the revocation or modification of any such consent, license, certificate, authorization or permit.

(q) There are no proceedings or investigations pending or, to DCFS’s or the Depositor’s knowledge, no proceeding or investigations threatened, against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such party or its properties (i) asserting the invalidity of this Agreement or any of the Notes, (ii) seeking to prevent the issuance of any of the Notes or the consummation of any of the transactions contemplated by this Agreement, (iii) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes, (iv) seeking any determination or ruling that might materially and adversely affect the performance by such party of its obligations under, or the validity or enforceability of, the Notes or this Agreement or (v) that could reasonably be expected to have a material adverse effect on or constitute a material adverse change in, or constitute a development involving a prospective material adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects or results of operations of the Depositor or DCFS.

(r) The Depositor (i) is not in violation of its limited liability company agreement, (ii) is not in default, in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the Depositor’s due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the Depositor’s property or assets is subject or (iii) is not in violation in any respect of any law, order, rule or regulation applicable to the Depositor or any of the Depositor’s property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except any such violation that could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Depositor.

(s) The Basic Documents conform in all material respects with the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(t) Neither the Issuing Entity nor the Depositor is, and after giving effect to the sale of the Notes and the use of proceeds thereof is, or will be required to register as an “investment company” or under the “control” of an “investment company” within the meaning thereof as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u) On the date on which the first bona fide offer of the Notes was made, the Depositor was not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(v) Assuming the Notes receive the ratings described in the Preliminary Prospectus, the Notes satisfy all requirements to be “eligible collateral” (“Eligible Collateral”) as such term is defined under the MLSA with reference to the Term Asset-Backed Securities Loan Facility: Terms and Conditions, as in effect on the date of the Preliminary Prospectus or the date of the Prospectus, posted by the FRBNY at http://www.newyorkfed.org/markets/talf_terms.html and the Term Asset-Backed Securities Loan Facility Frequently Asked Questions, as in effect on the date of the Preliminary Prospectus or the date of the Prospectus, posted by the FRBNY at http://www.newyorkfed.org/markets/talf_faq.htmlunder TALF; provided, however, that, except as specifically set forth in this Agreement, neither the Depositor nor DCFS makes any representation or warranty with respect to the application of any provision of the TALF or the availability of, or the eligibility of a borrower for, loans under the TALF.

(w) The Notes and the Receivables and the Financed Vehicles underlying the Notes satisfy all applicable criteria for securities relating to “prime retail auto loans” under TALF.

(x) Each of the Issuing Entity and DCFS has satisfied, or by the Closing Date shall have satisfied, all requirements under the TALF applicable to it with respect to the Notes.

(y) The Preliminary Prospectus, as of its date and the Time of Sale, contains, and the Prospectus will contain, all information required to be included therein under TALF in order for the Notes to be Eligible Collateral.

(z) As of the date hereof and the Closing Date, the representations and warranties of DCFS and the Issuing Entity contained in the Certification as to TALF Eligibility to be attached as Exhibit I to the Prospectus (the “TALF Certification”) are and will be true and correct and are repeated herein as though fully set forth herein.

3. Purchase, Sale, and Delivery of the Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Depositor, (a) at a purchase price of 99.85000% of the principal amount thereof, the respective principal amount of the Class A-1 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (b) at a purchase price of 99.73353% of the principal amount thereof, the respective principal amount of the Class A-2 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (c) at a purchase price of 99.69751% of the principal amount thereof, the respective principal amount of the Class A-3 Notes set forth opposite the name of such Underwriter in Schedule I hereto and (d) at a purchase price of 99.57976% of the principal amount thereof, the respective principal amount of the Class A-4 Notes set forth opposite the name of such Underwriter in Schedule I hereto. Delivery of and payment for the Notes shall be made at the office of Sidley & Austin LLP, 555 California Street, San Francisco, California 94104 on October 9, 2009 (the “Closing Date”). Delivery of the Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor. The Notes to be so delivered will be initially represented by one or more Notes registered in the name of “Cede & Co.,” the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances set forth in the Indenture.

4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Time of Sale Information and the Prospectus.

5. Covenants of the Depositor and DCFS. The Depositor and DCFS, as applicable, each covenants and agrees with each of the Underwriters as set forth below. For purposes of this Section, the Depositor and DCFS shall jointly make each of the covenants set forth below in clauses (b), (c), (f), (g), (h), (i), (j) and (k) and the entity specified in the covenant below shall make the covenants set forth in all of the other clauses below.

(a) The Depositor will prepare a Prospectus Supplement setting forth the terms of the Notes not specified in the Preliminary Prospectus Supplement, including the price at which the Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Depositor deems appropriate and shall furnish a copy to the Representatives in accordance with Section 5(b) of this Agreement. The Depositor will transmit the Prospectus to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing that complies with all applicable provisions of Rule 424(b). The Depositor will advise the Representatives promptly of any such filing pursuant to Rule 424(b). The Depositor will transmit the Pricing Free Writing Prospectus to the Commission pursuant to Rule 433(d) by a means reasonably calculated to result in filing that complies with all applicable provisions of Rule 433(d). The Depositor will advise the Representatives promptly of any such filings.

(b) At any time when a prospectus relating to the Notes is required to be delivered under the Act (including delivery as contemplated by Rule 172 under the Act), the Depositor and DCFS will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect such amendment or supplement without the Representatives’ consent, which consent will not unreasonably be withheld. Subject to the foregoing sentence, if filing of a supplement to the Prospectus is otherwise required under Rule 424(b), the Depositor will file the supplement to the Prospectus properly completed with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Depositor and DCFS will also advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information and the Depositor and DCFS will also advise the Representatives promptly of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or pursuant to Section 8A of the Act, and each of the Depositor and DCFS will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

(c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including delivery as contemplated by Rule 172 under the Act), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Depositor and DCFS promptly will notify the Representatives and the Depositor will prepare and file, or cause to be prepared and filed, with the Commission, subject to paragraph (b) of this Section 5, an amendment or supplement that will correct such statement or omission, or effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ distribution of, any amendment or supplement to the Time of Sale Information or the Prospectus shall operate as a waiver or limitation on any right of any Underwriter hereunder.

(d) The Depositor will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), the Time of Sale Information, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.

(e) The Depositor will assist the Representatives in arranging for the qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States, or as necessary to qualify for Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as the Representatives designates and will continue to assist the Representatives in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Depositor nor DCFS shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

(f) The Depositor and DCFS will (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding the Depositor, DCFS and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Time of Sale Information and the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.

(g) So long as any of the Notes are outstanding, or until such time as the Representatives shall advise the Depositor that the Underwriters have ceased to maintain a secondary market in the Notes, whichever occurs first, the Depositor will furnish to the Representatives upon request to the extent not otherwise available from any publicly available source (i) all documents distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, (ii) the annual statement of compliance, the Servicer’s report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered pursuant to the Sale and Servicing Agreement, (iii) each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to the Indenture, (iv) each material amendment to any Basic Document, (v) each monthly investor report for the Issuing Entity and (vi) all opinions, certificates and other documents or information with respect to the perfection and priority of interests in the Receivables delivered by it to the Owner Trustee and the Indenture Trustee.

(h) On or before the Closing Date, the Depositor shall cause the computer records of the Depositor and the Servicer relating to the Receivables to be marked to show the Issuing Entity’s absolute ownership of the Receivables, and from and after the Closing Date neither the Depositor nor the Servicer shall take any action inconsistent with the Issuing Entity’s ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

(i) To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Depositor or DCFS, such party shall furnish such documents and take any such other actions.

(j) For the period beginning on the date of this Agreement and ending 15 days after the Closing Date, unless waived by the Underwriters, none of the Depositor, DCFS or any trust originated, directly or indirectly, by the Depositor or DCFS will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to fixed-rate motor vehicle installment sale contracts and installment loans.

(k) Each of the Depositor and DCFS shall take all actions, and cause the Issuing Entity to take all actions, necessary to ensure that, on the Closing Date, the Notes qualify as Eligible Collateral under the TALF and shall fully and timely perform all actions required of them (and cause the Issuing Entity to fully and timely perform all actions required of it) pursuant to the TALF Certification. For so long as any of the Notes remain outstanding, (x) DCFS will comply with its obligations under paragraph 5 of the TALF Certification (i) to provide notice to the FRBNY and all registered holders of the Notes in writing if certain statements are not correct no later than 9:00 a.m., New York City time, on the fourth Business Day (as defined in the MLSA) following such determination and (ii) to issue a press release regarding such determination no later than 9:00 a.m., New York City time, on the fourth Business Day (as defined in the MLSA) following such determination, and DCFS will promptly notify each Underwriter of such determination and (y) DCFS will comply with its obligations under paragraph 6 of the TALF Certification to provide, as promptly as practicable upon the request of the FRBNY or any registered holder of the Notes, copies of (i) the Governing Documents (as such term is defined in the MLSA) for the Notes and (ii) the servicer and/or trustee reports or other similar reports provided or made available to investors in connection with the Notes.

6. Payment of Expenses. The Depositor will pay all expenses incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated, including (i) the preparation and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing and distribution of the Preliminary Prospectus and any other Time of Sale Information, each other preliminary prospectus, all computational materials, if any, and the Prospectus and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (iii) the preparation of this Agreement and the Basic Documents, (iv) the preparation, issuance and delivery of the Notes to the Underwriters, (v) the fees and disbursements of DCFS’s and the Depositor’s counsel, (vi) the fees and disbursements of the Depositor’s independent registered public accounting firm, (vii) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(e) of this Agreement, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky or legal investment survey and the delivery thereof to any Underwriter, (viii) any fees charged by rating agencies for the rating of the Notes, (ix) the fees and disbursements of the Indenture Trustee and its counsel, if any, (x) the fees and disbursements of the Owner Trustee and its counsel and (xi) the costs and expenses associated with qualifying the Notes as Eligible Collateral.

7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Depositor and DCFS herein, to the accuracy of the certifications of officers of the Depositor and DCFS made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

(a) The Registration Statement shall be effective at the Execution Time, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or, to the knowledge of the Depositor or the Representatives, shall be contemplated by the Commission.

(b) Each of the Preliminary Prospectus and the Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. The Pricing Free Writing Prospectus shall have been filed with the Commission in accordance with Rule 433(d) of the Rules and Regulations.

(c) On or prior to the date of this Agreement and on or prior to the Closing Date, the Representatives shall have received a letter or letters, dated as of the date of this Agreement and as of the Closing Date, respectively, of KPMG LLP, independent registered public accountants, substantially in the form of the drafts to which the Representatives have previously agreed and otherwise in form and substance satisfactory to the Representatives and their counsel.

(d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuing Entity, the Depositor or DCFS which, in the judgment of the Representatives, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe; (iii) any general commercial banking moratorium declared by Federal, Delaware or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency on the U.S. financial markets makes it impractical or inadvisable to proceed with the offering, sale of and payment for the Notes.

(e) The Representatives shall have received opinions of Sidley Austin LLP, counsel to DCFS, the Depositor and the Issuing Entity and such other counsel acceptable to the Underwriters addressed to the Representatives, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, substantially to the effect that:

(i) DCFS is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Depositor, the Owner Trustee or the Indenture Trustee.

(ii) The Depositor is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would have a material adverse effect on the Receivables as a whole.

(iii) When the Notes have been duly executed and delivered by the Owner Trustee on behalf of the Issuing Entity, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued, will constitute legal, valid and binding obligations of the Issuing Entity enforceable against the Issuing Entity in accordance with their terms and will be entitled to the benefits and security afforded by the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iv) Each of the Basic Documents (other than the Trust Agreement) to which the Depositor is a party has been duly executed and delivered by the Depositor, and is a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(v) This Agreement has been duly executed and delivered by each of the Depositor and DCFS.

(vi) Each of the Basic Documents to which DCFS is a party has been duly executed and delivered by DCFS and is a legal, valid and binding obligation of DCFS enforceable against DCFS in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(vii) Each of the Basic Documents to which the Issuing Entity is a party is the legal, valid and binding obligations of the Issuing Entity, enforceable against the Issuing Entity in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(viii) The execution and delivery by DCFS, the Depositor or the Issuing Entity of this Agreement or any Basic Document to which it is a party, and the performance of their respective obligations hereunder and thereunder, will not (1) conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of any indenture or other agreement or instrument to which DCFS or the Depositor is a party or by which either of them is bound, or (2) result in a violation of or contravene the terms of any statute, order or regulation applicable to DCFS or the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over either of them.

(ix) There are no actions, proceedings or investigations pending or, to the best of such counsel’s knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Issuing Entity or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance (A) by DCFS of its obligations under, or the validity or enforceability of, this Agreement, the Administration Agreement, the Receivables Purchase Agreement or the Sale and Servicing Agreement or (B) by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Receivables Purchase Agreement, the Trust Agreement or the Sale and Servicing Agreement.

(x) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Basic Documents, except for such filings with respect to the transfer of the Receivables to the Depositor pursuant to the Receivables Purchase Agreement and the transfer of the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement and as may be required under state securities or Blue Sky laws of various jurisdictions.

(xi) To the best knowledge of such counsel, no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which DCFS or the Depositor is a party or by which either of them is bound, which default is or would have a material adverse effect on the financial condition, earnings, business or properties of DCFS and its subsidiaries, taken as a whole.

(xii) The First Tier Assignment (as defined in the Receivables Purchase Agreement) dated as of the Closing Date from DCFS to the Depositor

(the “DCFS First Tier Assignment”) has been duly executed and delivered by DCFS and constitutes the legal, valid and binding obligation of DCFS, enforceable against DCFS in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(xiii) Regarding (x) the “true sale” of the Receivables from DCFS to the Depositor pursuant to the Receivables Purchase Agreement and (y) substantive non-consolidation issues with respect to DCFS and the Depositor.

(xiv) The Receivables Purchase Agreement grants to the Depositor a valid security interest in DCFS’s rights in the Receivables and the proceeds thereof. The Sale and Servicing Agreement grants to the Issuing Entity a valid security interest in the Depositor’s rights in the Receivables and the proceeds thereof. The Indenture grants to the Indenture Trustee a valid security interest in the Issuing Entity’s rights in the Receivables and the proceeds thereof.

(xv) Immediately prior to the transfer of the Receivables and the proceeds thereof to the Issuing Entity, the Depositor had a first priority perfected security interest in the Receivables and the proceeds thereof. Immediately prior to the transfer of the Receivables and the proceeds thereof to the Indenture Trustee, the Issuing Entity had a first priority perfected security interest in the Receivables and the proceeds thereof. The Indenture Trustee has a first priority perfected security interest in the Receivables and the proceeds thereof. The opinion covered by this paragraph (xxii) shall be subject to customary UCC exceptions and qualifications.

(xvi) The statements in each of the Preliminary Prospectus and the Prospectus under the heading “Material Legal Issues Relating to the Receivables” to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

(xvii) The statements contained in each of the Preliminary Prospectus and the Prospectus and any supplement thereto under the headings “Summary,” “Certain Information Regarding the Securities,” “The Indenture,” “Description of the Receivables Transfer and Servicing Agreements,” “Issuing Entity,” “Description of the Notes,” “Application of Available Funds,” “Description of the Trust Agreement” and “Description of the Indenture,” insofar as such statements constitute a summary of the Notes, the Certificates, the Indenture, the Administration Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement and the Trust Agreement, are a fair and accurate summary of the matters referred to therein.

(xviii) The Trust Agreement is not required to be qualified under the Trust Indenture Act.

(xix) The Indenture has been duly qualified under the Trust Indenture Act.

(xx) Neither the Depositor nor the Issuing Entity is, and neither will as a result of the offer and sale of the Notes as contemplated in the Time of Sale Information and the Prospectus be, required to be registered as an “investment company” within the meaning thereof as defined in the Investment Company Act.

(xxi) The Registration Statement is effective under the Act; any required filing of the Preliminary Prospectus and the Prospectus and any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any “free writing prospectus” relating to the Notes was filed with the Commission within the prescribed time periods pursuant to Rule 433 under the Act; and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto filed prior to the Closing Date, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder.

(xxii) Nothing has come to such counsel’s attention that would lead such counsel to believe that the Time of Sale Information, as of the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any view).

(xxiii) Nothing has come to such counsel’s attention that would lead such counsel to believe that the Registration Statement as of the latest effective date (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any view) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(xxiv) Nothing has come to such counsel’s attention that would lead such counsel to believe that the Prospectus, as of its date and as of the Closing Date (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any view) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel shall also opine as to such other matters as the Underwriters may reasonably request.

(f) The Representatives shall have received opinions of Richards, Layton & Finger, P.A., counsel to DCFS and the Depositor and such other counsel acceptable to the Underwriters addressed to the Representatives, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, substantially to the effect that:

(i) DCFS has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware. Under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “Delaware LLC Act”) and the Limited Liability Company Agreement of DCFS (the “DCFS LLC Agreement”), DCFS has all necessary limited liability company power and authority to execute and deliver this Agreement, the DCFS First Tier Assignment and each Basic Document to which it is a party, and to perform its obligations hereunder and thereunder.

(ii) The Depositor has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware. Under the Delaware LLC Act and the Limited Liability Company Agreement of the Depositor (the “Depositor LLC Agreement”), the Depositor has all necessary limited liability company power and authority to execute and deliver this Agreement, and the Basic Documents to which it is a party, and to perform its obligations hereunder and thereunder.

(iii) Under the Delaware LLC Act and the DCFS LLC Agreement, the execution and delivery by DCFS of this Agreement, the DCFS First Tier Assignment and the Basic Documents to which it is a party, and the performance of its obligations hereunder and thereunder, have been duly authorized by all necessary limited liability company action on the part of DCFS.

(iv) Under the Delaware LLC Act and the Depositor LLC Agreement, the execution and delivery by the Depositor of this Agreement and the Basic Documents to which it is a party, and the performance of its obligations hereunder and thereunder, have been duly authorized by all necessary limited liability company action on the part of the Depositor.

(v) The execution and delivery by DCFS of this Agreement, the DCFS First Tier Assignment and the Basic Documents to which it is a party, and the performance by DCFS of its obligations hereunder and thereunder, do not violate (x) any Delaware law, rule or regulation or (y) the Certificate of Formation of DCFS or the DCFS LLC Agreement.

(vi) The execution and delivery by the Depositor of this Agreement and the Basic Documents to which it is a party, and the performance by the Depositor of its obligations hereunder and thereunder, do not violate

(x) any Delaware law, rule or regulation or (y) the Certificate of Formation of the Depositor or the Depositor LLC Agreement.

(vii) No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by DCFS solely in connection with the execution and delivery by DCFS of this Agreement, the DCFS First Tier Assignment or any Basic Document to which it is a party, or the performance by DCFS of its obligations hereunder or thereunder.

(viii) No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Depositor solely in connection with the execution and delivery by the Depositor of this Agreement or any Basic Document to which it is a party, or the performance by the Depositor of its obligations hereunder or thereunder.

(g) The Representatives shall have received opinions of Richards, Layton & Finger, P.A., counsel to the Issuing Entity and such other counsel acceptable to the Underwriters addressed to the Representatives, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, substantially to the effect that:

(i) The Issuing Entity has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq . (the “Delaware Trust Act”), and has the power and authority under the Trust Agreement and the Delaware Trust Act to execute, deliver and perform its obligations under the Basic Documents to which it is a party, to issue the Certificate and the Notes and to grant the Collateral to the Indenture Trustee as security for the Notes.

(ii) The Basic Documents to which the Issuing Entity is a party, the Certificates and the Notes have been duly authorized, executed and delivered by the Issuing Entity.

(iii) The Trust Agreement constitutes a legal, valid and binding obligation of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee, in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iv) When the Certificates have been duly executed, authenticated and delivered by the Owner Trustee on behalf of the Issuing Entity in accordance with the Trust Agreement and delivered to the Depositor pursuant to the Sale and Servicing Agreement, the Certificates will be legally issued, fully paid and nonassessable obligations of the Issuing Entity and will be entitled to the benefits of the Trust Agreement.

(v) Neither the execution, delivery and performance by the Issuing Entity of any of the Basic Documents to which it is a party, the Certificates or the Notes, nor the consummation by the Issuing Entity of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State pursuant to the Trust Agreement and the filing of a financing statement on form UCC-1 with the Secretary of State pursuant to the Indenture.

(vi) Neither the execution, delivery and performance by the Issuing Entity of the Basic Documents to which it is a party, the Certificates or the Notes, nor the consummation by the Issuing Entity of any of the transactions contemplated thereby, will conflict with or result in a breach of, or constitute a default under the provisions of the Trust Agreement or any law, rule or regulation of the State of Delaware applicable to the Trust.

(vii) Under § 3805(b) of the Delaware Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Owner Trust Estate except in accordance with the terms of the Trust Agreement.

(h) The Representatives shall have received an opinion addressed to them by Sidley Austin LLP in its capacity as special tax counsel to the Issuing Entity, dated the Closing Date, substantially to the effect that the statements in each of the Preliminary Prospectus and the Prospectus under the headings “Summary––Tax Status” (to the extent relating to Federal income tax consequences) and “Material Federal Income Tax Consequences,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material Federal income tax consequences to holders of the Notes, and the statements in each of the Preliminary Prospectus and the Prospectus under the heading “ERISA Considerations,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA.

(i) The Representatives shall have received an opinion addressed to them of Simpson Thacher & Bartlett LLP in its capacity as counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representatives shall require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(j) The Representatives shall have received an opinion addressed to them, the Depositor and the Servicer of Chapman and Cutler LLP in its capacity as counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Representatives.

(k) The Representatives shall have received an opinion addressed to them, the Depositor and the Servicer of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, and such other counsel acceptable to the Representatives and their counsel, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, when taken together, substantially to the effect that:

(i) The Owner Trustee is duly incorporated and is validly existing and in good standing as a banking corporation under the laws of the State of Delaware.

(ii) The Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.

(iii) The Owner Trustee has duly authorized, executed and delivered the Trust Agreement.

(iv) The Trust Agreement constitutes a valid and binding obligation of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms.

(v) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement nor the consummation of the transactions contemplated thereby, is in violation of the certificate of incorporation or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the federal laws of the United States of America governing the trust powers of the Owner Trustee.

(vi) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement nor the consummation of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States of America governing the trust powers of the Owner Trustee.

(l) The Representatives shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of each of the Depositor and DCFS, in its individual capacity and as Servicer, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Depositor, DCFS and/or the Servicer, as the case may be, contained in this Agreement are true and correct and the representations and warranties of the Depositor, DCFS and/or the Servicer, as the case may be, contained in the Trust Agreement, the Receivables Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct in all material respects, that the Depositor, DCFS and/or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or are contemplated by the Commission and (ii) other than as described in such certificate, since the Time of Sale, no material adverse change, or development involving a prospective material adverse change, in or affecting particularly the business or properties of the Issuing Entity, the Depositor, DCFS and/or the Servicer, as the case may be, has occurred.

(m) The Representatives shall have received evidence satisfactory to it of the filing of all UCC financing statements necessary to perfect the transfer of the interest of DCFS in the Receivables and the proceeds thereof to the Depositor, the transfer of the interest of the Depositor in the Receivables and the proceeds thereof to the Issuing Entity and the grant of the security interest by the Issuing Entity in the Receivables and the proceeds thereof to the Indenture Trustee.

(n) The Representatives shall have received, from each of the Depositor and DCFS, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of (i) the certificate of formation, (ii) the limited liability company agreement, (iii) applicable resolutions authorizing the transactions contemplated hereby and by the Basic Documents and (iv) the designation of incumbency of each such entity.

(o) The Underwriters shall have received the Prospectus no later than 11:00 a.m. (New York City time) on the fourth Business Day (as defined in the MLSA) prior to the Closing Date.

(p) The Class A-1 Notes shall have been rated “A-1+” by Standard & Poor’s Ratings Services (“S&P”) and “P-1” by Moody’s Investors Service, Inc. (“Moody’s”), the Class A-2 Notes shall have been rated “AAA” by S&P and “Aaa” by Moody’s, the Class A-3 Notes shall have been rated “AAA” by S&P and “Aaa” by Moody’s and the Class A-4 Notes shall have been rated “AAA” by S&P and “Aaa” by Moody’s, and in each case shall not have been placed on any creditwatch or review with a negative implication for downgrade.

(q) On the Closing Date, the Certificates shall have been issued and purchased by the Depositor.

(r) The Issuing Entity and DCFS shall have satisfied all applicable requirements under TALF, including, without limitation, the execution and delivery of the following documents:

(i) on or prior to 12:00 Noon, New York City time, on the date that is four Business Days (as defined in the MLSA) prior to the Closing Date (or such later time as may be specified by FRBNY) (the “TALF Delivery Date”), a nationally recognized independent accounting firm that is registered with the Public Company Accounting Oversight Board shall have furnished to the FRBNY an attestation, substantially in the form required under TALF, electronically and by mail, postmarked on or prior to such date, to the FRBNY, and DCFS shall certify to the Underwriters in writing that such auditor attestation was so delivered (or will copy the Representatives and its counsel on the electronic delivery of such auditor attestation to the FRBNY);

(ii) on or prior to 5:00 P.M., New York City time, on the TALF Delivery Date, the Issuing Entity and DCFS, as sponsor, shall have executed the TALF Certification, and delivered the TALF Certification to the FRBNY, with a copy to the Representatives, and included the executed TALF Certification in the Prospectus;

(iii) on or prior to 12:00 Noon, New York City time, on the TALF Delivery Date, DCFS, as sponsor, shall have executed the Indemnity Undertaking relating to the Notes, substantially in the form required under TALF, and delivered such Indemnity Undertaking electronically and by mail, postmarked on or prior to such date to the FRBNY, with a copy to the Representatives; and

(iv) on or prior to 10:00 A.M., New York City time, on the Closing Date, the Issuing Entity shall have delivered the rating agency letters described in paragraph (n) above to the FRBNY.

8. Time of Sale Information and Free Writing Prospectus.

(a) The following terms have the specified meanings for purposes of this Agreement:

(i) “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act;

(ii) “Prepricing Information” means information relating to the price, pricing speed, benchmark and status of the Notes and the offering thereof;

(iii) “Issuer Information” means (1) the information contained in any Permitted Underwriter Communication (as defined below) to the extent such information is also included in the Preliminary Prospectus (other than Underwriter Information), (2) information in the Preliminary Prospectus, other than any Prepricing Information, that is used to calculate or create any Derived Information and (3) any computer tape in respect of the Notes or the related receivables furnished by the Depositor to any Underwriter (a “Computer Tape”);

(iv) “Derived Information” means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is not any of (A) Issuer Information, (B) Prepricing Information or (C) contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor).

(b) Neither the Depositor nor DCFS will disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than (i) the Time of Sale Information, (ii) the Prospectus or (iii) any electronic road show approved by the Representatives, unless the Depositor has obtained the prior written consent of the Representatives.

(c) Unless otherwise agreed to in writing by each party hereto, none of the Depositor, DCFS nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Act, nor shall the Depositor, DCFS or any Underwriter disseminate any Permitted Underwriter Communication “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

(d) Each Underwriter, the Depositor and DCFS represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433(c)(2)(i) under the Act:

Daimler Retail Receivables LLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Daimler Retail Receivables LLC has filed with the SEC for more complete information about Daimler Retail Receivables LLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Daimler Retail Receivables LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect at 1-866-669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

(e) Each Underwriter represents, warrants, covenants and agrees with the Depositor

(i) Other than the Preliminary Prospectus, the Pricing Free Writing Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following: (1) the information in the Pricing Free Writing Prospectus or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIPS, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Notes, (3) the servicer clean up call, (4) the eligibility of the Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes, (7) Intex .cdi files that do not contain any Issuer Information other than the Issuer Information included in the Preliminary Prospectus previously filed with the Commission and (8) the eligibility of the Notes under TALF and the TALF haircuts (each such written communication, a “Permitted Underwriter Communication”); and (ii) each Underwriter will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (8) above that would be “issuer information” as defined in Rule 433 under the Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Notes not required to be filed with the Commission and (C) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(d)(5)(ii) under the Act.

(ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(iii) Prior to entering into any Contract of Sale with a prospective investor, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(f) Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Notes required to be filed with the Commission pursuant to Rule 433(d)(5)(ii) under the Act.

(g) The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 8(f) not later than two days after the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(d)(5)(ii) under the Act; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 8(f).

9. Termination. This Agreement shall be subject to termination in the sole discretion of the Representatives by notice to the Depositor and DCFS given on or prior to the Closing Date in the event that either Depositor or DCFS shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date any of the events described in Section 7(d) shall have occurred.

10. Indemnification and Contribution. (a) The Depositor and DCFS will, jointly and severally, indemnify and hold harmless each Underwriter (including in its capacity as TALF Agent), the directors, officers, employees and agents of each Underwriter (including in its capacity as TALF Agent) and each person, if any, who controls any Underwriter (including in its capacity as TALF Agent) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter (including in its capacity as TALF Agent) or other indemnified person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) (x) any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement thereto, or (y) the omission or alleged omission to state in the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information, or

(ii) any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that this subsection (ii) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from or are based upon errors or omissions in the Issuer Information;

and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Depositor and DCFS, each of its directors and officers and each person, if any, who controls the Depositor or DCFS within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Depositor, DCFS or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or (ii) the omission or the alleged omission to state in the Registration Statement (or any amendment thereto), the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (x) such Underwriter’s Underwriter Information or (y) any Derived Information of such Underwriter that does not result from or was not based upon an error or omission in (A) the Registration Statement, the Time of Sale Information or the Prospectus (unless such error or omission is in such Underwriter’s Underwriter Information) or (B) a Computer Tape and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor, DCFS or any such director, officer or controlling person in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 10. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 10 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Depositor and DCFS, its directors, its officers who signed the Registration Statement and any control persons of the Depositor or DCFS shall be designated in writing by the Depositor or DCFS. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor or DCFS on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Depositor or DCFS on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor or DCFS on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Depositor or DCFS from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The relative fault of the Depositor or DCFS on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or DCFS or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Depositor, DCFS and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 10, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

11. Defaults of Underwriters. If any Underwriter or Underwriters default on their obligations to purchase the Notes hereunder on the Closing Date and the aggregate principal amount of the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representatives may make arrangements satisfactory to the Representatives and the Depositor for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If an Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to such default or defaults exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the Representatives and the Depositor for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Depositor, except as provided in Section 13 of this Agreement. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

12. No Bankruptcy Petition. Each Underwriter and DCFS each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Depositor or the Issuing Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

13. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or DCFS or any of their officers and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor or DCFS submitted pursuant hereto shall survive delivery of and payment for the Notes and shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or of the Depositor or DCFS or any of their respective representatives, officers or directors or any controlling person. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 6 of this Agreement and the respective obligations of the Depositor, DCFS and the Underwriters pursuant to Section 10 of this Agreement shall remain in effect. In addition, if the Underwriters decline to purchase the Notes due to the failure of the satisfaction of any of the conditions precedent set forth in Section 7, the Depositor will reimburse any Underwriter, upon demand, for all reasonable out-of-pocket expenses reasonably incurred by it in connection with the offering of the Notes (including the fees and disbursements of counsel to the Underwriters).

14. Notices. All communications hereunder will be in writing and if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York, 10017, Attention: John Cho, and Barclays Capital Inc., 200 Park Avenue, New York, New York 10166, Attention: Jay Kim; if sent to the Depositor, will be mailed, delivered or telegraphed, and confirmed to it at Daimler Retail Receivables LLC, c/o DCFS USA LLC, 36455 Corporate Drive, Farmington Hills, Michigan 48331, Attention: Marco DeSanto; if sent to DCFS, will be mailed, delivered or telegraphed, and confirmed to it at DCFS USA LLC, 36455 Corporate Drive, Farmington Hills, Michigan 48331, Attention: Marco DeSanto. Any such notice will take effect at the time of receipt.

15. Definition of Terms; Underwriter Information. For purposes of this Agreement, (a) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter Information consists solely of the following information in the Preliminary Prospectus Supplement and the Prospectus Supplement: the second sentence of the second paragraph, the second and third sentences of the third paragraph (including the table containing “Selling Concessions” and “Reallowance”) and the second sentence of the fourth paragraph under the heading “Underwriting”.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 of this Agreement, and no other person will have any right or obligations hereunder. No purchaser of Notes from any Underwriter shall be deemed to be a successor of such Underwriter merely because of such purchase.

17. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all of the Underwriters.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

19. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

20. Arm’s Length Transaction. The Depositor and DCFS acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Depositor and DCFS with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, DCFS or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Depositor, DCFS or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor and DCFS shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Depositor or DCFS with respect thereto. Any review by the Underwriters of the Depositor, DCFS, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor or DCFS.

21. Limitation on Representations and Covenants of the Issuing Entity and Depositor. The representations, covenants and agreements made by the Issuing Entity, DCFS and Depositor in this Agreement to any TALF Agent shall only extend to a TALF Agent in connection with the performance by such TALF Agent of its obligations under TALF, and do not extend to and may not be relied upon by any direct or indirect purchaser or owner of the Notes, or any other Person claiming by or through any such purchaser or owner or any third party beneficiary, for any purpose or in any circumstance, whether on the theory that a TALF Agent has acted or acts as their agent or otherwise. For the avoidance of doubt, the limitations contained in this Section 21 shall apply only to TALF Agents in their capacity as such and shall not be construed to limit the representations, covenants and agreements made herein by the Issuing Entity, DCFS or the Depositor to any Underwriter in its capacity as an Underwriter.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Depositor, DCFS and the several Underwriters in accordance with the terms of this Agreement.

Very truly yours,

DAIMLER RETAIL RECEIVABLES LLC

By:
Name:
Title:

By:
Name:
Title:

DCFS USA LLC

By:
Name:
Title:

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

on behalf of themselves and as Representatives of the Underwriters

SCHEDULE I

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes

J.P. Morgan Securities Inc.	$132,600,000	$118,575,000	$189,125,000	$19,367,250
Barclays Capital Inc.	$132,600,000	$118,575,000	$189,125,000	$19,367,250
Citigroup Global Markets Inc.	$23,400,000	$20,925,000	$33,375,000	$3,417,750
HSBC Securities (USA) Inc.	$23,400,000	$20,925,000	$33,375,000	$3,417,750

Total	$312,000,000	$279,000,000	$445,000,000	$45,570,000

ANNEX A

Pricing Free Writing Prospectus

*PxgDetails* $1.081+ Bln MBART 09-1 (Auto Loans) TALF

Jt/Leads: JPM / BarCap Co-MGRS: Citi / HSBC

CL	SIZE	WAL	M/S&P	PWIN	LGL	Pxing	Coup	$	%
A-1	312.00	0.28	P-1/A-1+	7	10/15/10	IL-6	0.2667	100.00	0.2667
A-2	279.00	0.99	Aaa/AAA	10	03/15/12	EDSF+20	0.830	99.99353	0.838
A-3	445.00	2.15	Aaa/AAA	23	01/15/14	IS+30	1.670	99.99751	1.677
A-4	45.57	3.18	Aaa/AAA	1	03/15/16	IS+50	2.430	99.97976	2.449

TALF Eligible

EXPECTED PRICE: Pxd

EXPECTED SETTLE: 10/09/09

BILL & DELIVER: J.P. MORGAN

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

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